Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to four separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•	Offering Period End Date: [December 20, 2006 at 2:00 pm, New York City time]

•	Initial Public Offering Price: 100 per cent

•	Initial Valuation Date: December 20, 2006

•	Issue Date: December 26, 2006

•	Maturity Date: 4 business days after the final valuation date
•	Interest Payment Dates: Each monthly anniversary of the issue date (or if that day is not a business day, the following business day), commencing on January 26, 2007 and ending on the maturity date

•	Initial Price: Market price of the reference asset on the initial valuation date

•	Barrier Price: The product of the barrier level multiplied by the initial price

•	Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	BARRIER PRICE	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
RAMBUS INC. (RMBS)	FWP-5	25.80%	65%	TBD	TBD	TBD	TBD	40428H FS 6 / US40428HFS67	March 20, 2007

RESEARCH IN MOTION LIMITED (RIMM)	FWP-6	16.00%	80%	TBD	TBD	TBD	TBD	40428H FT 4 / US40428HFT41	June 20, 2007

Goldcorp Inc. (GG)	FWP-7	14.40%	75%	TBD	TBD	TBD	TBD	40428H FU 1 / US40428HFU14	June 20, 2007

ARCH COAL, INC. (ACI)	FWP-8	14.00%	75%	TBD	TBD	TBD	TBD	40428H FV 9 / US40428HFV96	June 20, 2007

(1) Agent’s discount may vary but will be no more than the amount listed in “Agent’s Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. December 5, 2006

GENERAL TERMS

This free writing prospectus relates to four separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes – Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes–Short-Term Debt Instruments in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through September 29, 2006 and for the period from October 2, 2006 through December 1, 2006. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•   If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•   If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•   If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

RAMBUS INC. (RMBS)

Description of RAMBUS INC.

According to publicly available information, RAMBUS INC. (“Rambus”) engages in the development and licensing of chip interface technologies. Rambus’ memory interface products include DDR interface solution, which provides a comprehensive suite of interface cells and services; RDRAM memory interface, which enables exceptional system bandwidth-to-cost ratios for a broad range of consumer electronic, networking, and computing applications; and XDR DRAM technology, a total memory system solution, which is used for graphics processing, consumer electronics, network, and server applications. Rambus’ logic interfaces products include PCI express interface products, which support applications in computing, communications, and consumer electronics systems, including graphics, core electronics chip sets, switch, and bridge chips; high-speed input/output interfaces; networking interfaces; and interface solutions for high speed backplane application. Rambus’ licensed products are used in a range of computing, consumer electronics, and communications applications. In addition, Rambus offers engineering services to companies to help them integrate its interface technologies into their chip and system products.

Rambus’s SEC file number is 000-22339.

Historical Performance of Rambus

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.58	5.35	7.79
June 28, 2002	8.10	3.08	4.09
September 30, 2002	6.75	3.75	4.34
December 31, 2002	9.75	3.90	6.71
March 31, 2003	16.97	6.75	13.21
June 30, 2003	20.17	12.78	16.52
September 30, 2003	21.00	15.20	16.84
December 31, 2003	32.65	16.60	30.70
March 31, 2004	36.56	23.59	28.02
June 30, 2004	29.69	15.55	17.73
September 30, 2004	18.25	12.34	15.69
December 31, 2004	27.85	14.87	23.00
March 31, 2005	23.79	12.95	15.07
June 30, 2005	16.14	13.16	13.38
September 30, 2005	14.65	10.22	12.10
December 30, 2005	18.00	10.75	16.19
March 31, 2006	40.22	17.50	39.34
June 30, 2006	46.99	19.79	22.81
September 29, 2006	25.38	10.25	17.44
October 2, 2006 to December 1, 2006	23.83	15.87	21.51

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 25.80 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Rambus

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	25.80 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.45%		100.00%
+	90%	6.45%		90.00%
+	80%	6.45%		80.00%
+	70%	6.45%		70.00%
+	60%	6.45%		60.00%
+	50%	6.45%		50.00%
+	40%	6.45%		40.00%
+	30%	6.45%		30.00%
+	20%	6.45%		20.00%
+	10%	6.45%		10.00%
	0%	6.45%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.55%	6.45%	-10.00%
-	20%	-13.55%	6.45%	-20.00%
-	30%	-23.55%	6.45%	-30.00%
-	40%	-33.55%	N/A	-40.00%
-	50%	-43.55%	N/A	-50.00%
-	60%	-53.55%	N/A	-60.00%
-	70%	-63.55%	N/A	-70.00%
-	80%	-73.55%	N/A	-80.00%
-	90%	-83.55%	N/A	-90.00%
-	100%	-93.55%	N/A	-100.00%

FWP-5

REASEARCH IN MOTION LIMITED (RIMM)

Description of RESEARCH IN MOTION LIMITED

According to publicly available information, RESEARCH IN MOTION LIMITED (“Research In Motion”), incorporated in March 1984, is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support wireless network standards, Research In Motion provides platforms and solutions for seamless access to time-sensitive information, including e-mail, phone, short message service (SMS), Internet and intranet-based applications. Research In Motion’s technology also enables an array of third-party developers and manufacturers to enhance their products and services with wireless connectivity to data. Research In Motion’s primary revenue stream is generated by the BlackBerry wireless solution, comprised of wireless devices, software and service. Other revenue includes accessories, non-warranty repairs, and non-recurring engineering development contracts (NRE).

Research In Motion Limited’s SEC file number is 000-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	14.78	10.26	13.89
June 28, 2002	14.69	5.30	5.69
September 30, 2002	7.96	4.25	4.71
December 31, 2002	8.52	4.18	6.56
March 31, 2003	8.02	5.38	6.53
June 30, 2003	11.74	6.38	10.81
September 30, 2003	19.54	10.22	19.10
December 31, 2003	35.48	18.52	33.42
March 31, 2004	50.83	33.05	46.67
June 30, 2004	69.26	42.51	68.45
September 30, 2004	77.43	52.25	76.34
December 31, 2004	103.56	72.17	82.42
March 31, 2005	83.64	60.28	76.42
June 30, 2005	84.55	61.87	73.79
September 30, 2005	82.49	67.12	68.30
December 30, 2005	69.45	51.00	66.01
March 31, 2006	90.53	62.85	84.88
June 30, 2006	88.11	61.03	69.77
September 29, 2006	104.50	62.12	102.65
October 2, 2006 to December 1, 2006	142.66	98.75	135.68

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	16.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.00%		100.00%
+	90%	8.00%		90.00%
+	80%	8.00%		80.00%
+	70%	8.00%		70.00%
+	60%	8.00%		60.00%
+	50%	8.00%		50.00%
+	40%	8.00%		40.00%
+	30%	8.00%		30.00%
+	20%	8.00%		20.00%
+	10%	8.00%		10.00%
	0%	8.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.00%	8.00%	-10.00%
-	20%	-12.00%	8.00%	-20.00%
-	30%	-22.00%	N/A	-30.00%
-	40%	-32.00%	N/A	-40.00%
-	50%	-42.00%	N/A	-50.00%
-	60%	-52.00%	N/A	-60.00%
-	70%	-62.00%	N/A	-70.00%
-	80%	-72.00%	N/A	-80.00%
-	90%	-82.00%	N/A	-90.00%
-	100%	-92.00%	N/A	-100.00%

FWP-6

GOLDCORP INC. (GG)

Description of Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (Goldcorp) is a North American-based gold producer engaged in exploration, extraction and processing of gold. Goldcorp’s primary asset is its Red Lake Mine, a gold mine in Canada. Goldcorp’s other operations include the Bajo de la Alumbrera gold-copper mine in Argentina; a 100% interest in each of the San Dimas gold-silver mine; the San Martin gold-silver mine; the Nukay gold-silver mine in Mexico, and a 100% interest in the Peak gold mine in Australia. Goldcorp also has 100% interests in the Los Filos gold development stage project in Mexico and the Amapari gold project in Brazil. Goldcorp also owns approximately 59% of Silver Wheaton Corp., a mining company with 100% of its revenue from silver production. In November 2006, the Company acquired Glamis.

Goldcorp’s SEC file number is 001-12970.

Historical Performance of Goldcorp

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.18	6.02	8.73
June 28, 2002	12.35	7.90	9.95
September 30, 2002	11.88	6.40	11.03
December 31, 2002	13.60	9.28	12.72
March 31, 2003	13.58	9.42	10.61
June 30, 2003	12.76	9.39	12.00
September 30, 2003	15.10	10.92	13.96
December 31, 2003	18.50	13.43	15.95
March 31, 2004	16.59	12.89	14.81
June 30, 2004	15.05	10.11	11.67
September 30, 2004	13.94	10.93	13.86
December 31, 2004	15.79	13.02	15.04
March 31, 2005	15.51	12.85	14.21
June 30, 2005	16.10	12.04	15.78
September 30, 2005	21.06	15.01	20.04
December 30, 2005	22.78	17.49	22.28
March 31, 2006	30.44	22.28	29.25
June 30, 2006	41.66	24.07	30.22
September 29, 2006	31.59	21.63	23.60
October 2, 2006 to December 1, 2006	31.38	20.35	30.66

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.40 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Goldcorp

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.40 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.20%		100.00%
+	90%	7.20%		90.00%
+	80%	7.20%		80.00%
+	70%	7.20%		70.00%
+	60%	7.20%		60.00%
+	50%	7.20%		50.00%
+	40%	7.20%		40.00%
+	30%	7.20%		30.00%
+	20%	7.20%		20.00%
+	10%	7.20%		10.00%
	0%	7.20%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.80%	7.20%	-10.00%
-	20%	-12.80%	7.20%	-20.00%
-	30%	-22.80%	N/A	-30.00%
-	40%	-32.80%	N/A	-40.00%
-	50%	-42.80%	N/A	-50.00%
-	60%	-52.80%	N/A	-60.00%
-	70%	-62.80%	N/A	-70.00%
-	80%	-72.80%	N/A	-80.00%
-	90%	-82.80%	N/A	-90.00%
-	100%	-92.80%	N/A	-100.00%

FWP-7

ARCH COAL, INC. (ACI)

Description of ARCH COAL, INC.

According to publicly available information, ARCH COAL, INC. (“Arch Coal”) engages in mining, processing, and marketing bituminous and sub-bituminous coal with low sulfur content in the eastern and western United States. As of December 31, 2005, Arch Coal operated 21 active mines and controlled approximately 3.1 billion tons of proven and probable coal reserves, located in the Central Appalachia, the Powder River Basin, and the Western Bituminous regions. Arch Coal primarily serves producers of electric power, steel producers, and industrial facilities. Arch Coal was founded in 1969 and is headquartered in St. Louis, Missouri.

Arch Coal’s SEC file number is 001-13105.

Historical Performance of Arch Coal

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	12.06	8.88	10.69
June 28, 2002	12.63	10.00	11.36
September 30, 2002	11.36	7.15	8.28
December 31, 2002	11.50	7.17	10.80
March 31, 2003	11.25	8.08	9.51
June 30, 2003	12.28	8.59	11.49
September 30, 2003	11.80	9.56	11.11
December 31, 2003	16.10	11.03	15.59
March 31, 2004	16.45	13.10	15.70
June 30, 2004	18.50	13.87	18.30
September 30, 2004	18.47	15.05	17.75
December 31, 2004	19.50	15.93	17.77
March 31, 2005	23.77	16.60	21.51
June 30, 2005	27.88	20.15	27.24
September 30, 2005	34.97	25.14	33.75
December 30, 2005	41.10	30.50	39.75
March 31, 2006	44.15	34.30	37.97
June 30, 2006	56.45	37.10	42.37
September 29, 2006	44.13	25.88	28.91
October 2, 2006 to December 1, 2006	37.03	25.85	35.31

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent interest rate on the notes among interest on the deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Arch Coal

Initial Price:	USD [●]

Barrier Price:	USD [●]

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	N/A	-30.00%
-	40%	-33.00%	N/A	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

FWP-8